AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2002
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  IDACORP, INC.
             (Exact name of registrant as specified in its charter)

             IDAHO                                              82-0505802
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             ----------------------

                             1221 WEST IDAHO STREET
                             BOISE, IDAHO 83702-5627
                                 (208) 388-2200

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

      JAN B. PACKWOOD                    J. LAMONT KEEN                  ROBERT W. STAHMAN, ESQ.
         President            Senior Vice President-Administration   Vice President, General Counsel
and Chief Executive Officer       and Chief Financial Officer                 and Secretary
       IDACORP, Inc.                     IDACORP, Inc.                        IDACORP, Inc.
   1221 West Idaho Street            1221 West Idaho Street               1221 West Idaho Street
  Boise, Idaho 83702-5627           Boise, Idaho 83702-5627              Boise, Idaho 83702-5627
       (208) 388-2200                    (208) 388-2200                       (208) 388-2200

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                             ----------------------

                                   COPIES TO:
                            ELIZABETH W. POWERS, ESQ.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

                             ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                           Proposed maximum
Title of each class of securities to    Amount to be         Proposed          aggregate         Amount of
          be registered (1)            registered (1)    maximum offering   offering price    registration fee
                                             (2)        price per unit (3)      (2) (3)             (3)
--------------------------------------------------------------------------------------------------------------
Common Stock, without par value (4)
Senior Debt Securities
Purchase Contracts(5)
Units (6)
Preferred Share Purchase Rights (4)
    Total..................             $500,000,000           100%          $500,000,000         $46,000
==============================================================================================================

(1) Such indeterminate number or amount of common stock, senior debt securities, purchase contracts and units of IDACORP, Inc. as may from time to time be issued at indeterminate prices. There are being registered hereunder an indeterminate number of shares of common stock issuable upon settlement or termination of purchase contracts or upon conversions or exchanges of other securities.
(2) Such amount as shall result in an aggregate initial offering price for all securities of $500,000,000.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.
(4) Each share of common stock includes one preferred share purchase right. Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the fee for the common stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional common stock and stock purchase rights to be offered or issued in connection with a stock dividend or similar transaction.
(5) Each purchase contract obligates IDACORP, Inc. to sell, and the holder thereof to purchase, a number of shares of common stock.
(6) Any security registered under this registration statement may be offered as a unit with any other security registered under this registration statement.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, dated February , 2002

PROSPECTUS

                                  $500,000,000
                                  IDACORP, Inc.
                                  Common Stock
                             Senior Debt Securities
                               Purchase Contracts
                                      Units

                                   -----------

      We may offer from time to time, in one or more series:

      o     our common stock

      o     our unsecured senior debt securities

      o     our purchase contracts

      o units consisting of any combination of the securities offered in this prospectus

      We may offer these securities in any combination in one or more offerings up to a total amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

      We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution". The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

      Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

                                ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is _____________, 2002.

                                  ABOUT IDACORP

      We are a successor registrant to, and a holding company owning all of the outstanding common stock of, Idaho Power Company. In 1998, we exchanged one share of our common stock for each share of Idaho Power Company's common stock, and Idaho Power Company became our wholly-owned subsidiary.

      Idaho Power Company is an electric public utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company's service territory covers over 20,000 square miles, primarily in southern Idaho and eastern Oregon, with an estimated population of 814,000. Idaho Power Company holds franchises in approximately 72 cities in Idaho and 10 cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 28 counties in Idaho and three counties in Oregon.

      Idaho Power Company owns and operates 17 hydroelectric power plants and one gas-fired generating plant and shares ownership in three coal-fired generating plants. Idaho Power Company relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydro base.

      We are also the parent company of IDACORP Energy, L.P., an energy and natural gas marketer, doing business in 31 states and two Canadian provinces. Our other operating subsidiaries include:

            o Ida-West Energy - independent power projects development and management

            o     IdaTech - developer of integrated fuel cell systems

            o IDACORP Financial Services - affordable housing and other real estate investments

            o Velocitus - commercial and residential Internet service provider

            o     IDACOMM - provider of telecommunications services

      Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is 208-388-2200.

                           FORWARD-LOOKING INFORMATION

      In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made or incorporated by reference in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates", "believes", "estimates", "expects", "intends", "plans", "predicts", "projects", "will likely result", "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

      o prevailing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Public Utilities Commission of Nevada, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operations and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs

      o     the current energy situation in the western United States

      o economic and geographic factors, including political and economic risks

      o changes in and compliance with environmental and safety laws and policies

      o     weather conditions

      o     population growth rates and demographic patterns

      o     competition for retail and wholesale customers

      o     pricing and transportation of commodities

      o     market demand, including structural market changes

      o     changes in tax rates or policies or in rates of inflation

      o     changes in project costs

      o     unanticipated changes in operating expenses and capital expenditures

      o     capital market conditions

      o     competition for new energy development opportunities

      o legal and administrative proceedings, whether civil or criminal, and settlements that influence our business and profitability

      Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of all factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                           DESCRIPTION OF COMMON STOCK

      The following description of our common stock is not complete, and we refer you to our articles of incorporation, as amended, our amended bylaws and our rights agreement, each of which is on file with the Securities and Exchange Commission and which we have incorporated by reference in this prospectus. We also refer you to the laws of the state of Idaho. The prospectus supplement relating to any offering of common stock will describe the number of shares offered and the initial offering price of those shares.

      Our articles of incorporation authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. As of January 31, 2002, there were 37,495,577 shares of common stock outstanding. Each outstanding share of our common stock currently has attached to it one right issued pursuant to our rights agreement, which we describe below under "Certain Matters that May Have an Anti-Takeover Effect -- Preferred Share Purchase Rights".

      DIVIDEND RIGHTS. Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock. The board of directors may declare dividends from any property legally available for this purpose.

      VOTING RIGHTS. The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. The holders of our common stock are not entitled to cumulative voting in the election of directors.

      LIQUIDATION RIGHTS. Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of the common stock will be entitled to receive any net assets available for distribution to shareholders.

      OTHER RIGHTS. The common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

      TRANSFER AGENTS AND REGISTRARS. We and Wells Fargo Bank will serve as both transfer agent and registrar for the common stock.

CERTAIN MATTERS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

      The ability of the board to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of IDACORP.

      PREFERRED STOCK. Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

      If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock may delay or prevent a change in control of IDACORP.

      Although there are no shares of preferred stock currently outstanding, we have reserved 1,200,000 shares of A series preferred stock for issuance in connection with our shareholder rights plan. The Series A preferred stock, if issued, will have voting rights.

      CLASSIFIED BOARD. We have divided the members of our board of directors into three classes. The number of directors in each class is as nearly equal as possible. Directors in each class are elected for a three-year term.

      This classification of the board of directors may prevent shareholders from changing the membership of the entire board of directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for a shareholder with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested shareholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers.

      NUMBER OF DIRECTORS, VACANCIES, REMOVAL OF DIRECTORS. Our bylaws provide that the board of directors will have at least 9 and at most 15 directors. The size of the board may be changed by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors. A majority of the board decides the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies.

      Directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal.

      These provisions may delay or prevent a shareholder from gaining control of the board.

      NO CUMULATIVE VOTING. The articles of incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

      ADVANCE NOTICE PROVISIONS. The bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice not earlier than 90 days and not later than 60 days prior to the first anniversary of the preceding year's annual meeting.

      The bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting.

      These advance notice provisions may delay a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we find it desirable.

      AMENDMENT OF ARTICLES OF INCORPORATION. Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend certain provisions, including provisions relating to the board of directors, unless the amendment is recommended by two-thirds of the continuing directors, as defined.

      AMENDMENT OF BYLAWS. Amendment of our bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

      PREFERRED SHARE PURCHASE RIGHTS. On September 10, 1998, our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding as of October 1, 1998. We will issue one right with each share of common stock we issue until the rights expire, are redeemed or exchanged or become exercisable. We have authorized and reserved 1,200,000 shares of our A series preferred stock for issuance if the rights become exercisable. The rights expire on September 10, 2008, unless we redeem or exchange them earlier.

      The rights may be exercised on the earlier of:

      o 10 business days after a public announcement that a person has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock, and

      o 10 business days after a person makes a tender offer or exchange offer which would result in the person acquiring, or obtaining the right to acquire, 20% or more of our outstanding voting stock.

      When a person has acquired, or obtained the right to acquire, 20% or more of our voting stock, each holder of a right who exercises his right for $95 will have the right to receive the number of shares of our common stock, or, at our option, A series preferred stock, that have a market value of $190. However, rights owned by a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock will be null and void.

      Under certain circumstances, each holder of a right who exercises his right for $95 will have the right to receive the number of shares of common stock of an acquiring company that have a market value of $190. These circumstances are if:

      o     we merge with another person and we are not the surviving entity,

      o we merge with another person and we are the surviving entity in the transaction, and our common stock is exchanged for shares of another company or cash or other property,

      o     we sell or transfer 50% or more of our assets or earning power, or

      o a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock engages in some types of transactions with us which benefit the person due to its ownership of our stock.

      This right to receive shares of common stock of the acquiring company replaces the right to receive shares of our A series preferred stock. However, rights owned by a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock will be null and void.

      We may adjust the purchase price that a holder must pay to exercise his right and the number of shares of stock that are issuable when a right is exercised to prevent the rights from being diluted. However, we are only required to make adjustments at the earlier of

      o three years after the event that made the adjustment necessary occurred, and

      o after a cumulative adjustment of at least 1% in the purchase price is needed.

      Except for multiples of one one-hundredth of a share of the A series preferred stock, we will not issue fractional shares. Instead, we will make cash payments based on the market value of the A series preferred stock.

      Our board of directors may exchange the rights, in whole but not in part, at any time after a public announcement that a person has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock, but before the person acquires, or obtains the right to acquire, 50% or more of our outstanding voting stock. Each of the rights may be exchanged for one share of our common stock, or, if there are not enough shares of common stock available, for cash or securities having the same market value as one share of our common stock. The rights owned by a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock will be null and void and will not be exchanged.

      Our board of directors may instead decide to redeem the rights, in whole but not in part, for $.01 per right. The board may do this at any time before 5:00 p.m., New York City time, on the tenth business day after a public announcement that a person has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock. In that case, the holders of the rights will have only the right to receive $.01 per right.

      IDAHO CONTROL SHARE ACQUISITION LAW. We are subject to the provisions of the Idaho Control Share Acquisition Law. This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it certain percentages of the voting power in the election of our directors. These percentages range from 20% to more than 50%, depending on the circumstances. Under this law, an acquiring person must deliver to us an information statement that includes the acquiring person's identity, its acquisition plans and its financing. The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote. If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person's shares that exceed the applicable percentage at their fair market value.

      IDAHO BUSINESS COMBINATION LAW. We are also subject to the Idaho Business Combination Law. This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares. After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approve, or the business combination meets minimum price requirements.

                    DESCRIPTION OF THE SENIOR DEBT SECURITIES

      We will issue the debt securities offered in this prospectus under our senior debt securities indenture, dated as of February 1, 2001. Bankers Trust Company is the trustee under the indenture. We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

      This section briefly summarizes certain of the provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In this summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

      The debt securities that we may issue under this indenture will be unsecured. The indenture does not limit the amount of debt securities that we may issue and it does not restrict the amount or type of other debt that we or our subsidiaries may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities.

      We are a holding company whose primary source of funds is cash received from our subsidiaries in the form of dividends or other intercompany transfers. If any of our subsidiaries liquidate or reorganize, the claims of the subsidiary's creditors to the proceeds will be prior to the claims of our creditors, except to the extent we are a creditor of the subsidiaries. As a result, all of our debt securities will be effectively subordinated to all existing and future obligations of our subsidiaries. As of December 31, 2001, our subsidiaries' obligations equaled $879 million in the aggregate, including $627 million of Idaho Power Company's first mortgage bonds. We expect that our subsidiaries will continue to incur additional obligations from time to time.

      The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

      We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities to the extent applicable:

      o     the title of the series

      o     any limit on the aggregate principal amount of the series

      o the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

      o the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

      o     the date or dates from which interest will accrue

      o the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

      o the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

      o any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

      o whether any debt securities of that series will be issued as original discount securities and the amount of the discount

      o any events of default, interest rates payable upon an event of default, or restrictive covenants if other than set forth in this prospectus

      o the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

      o the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus

      o     any other terms of the debt securities of the series

      FORM AND EXCHANGE. Unless we state otherwise in the prospectus supplement:

      o we will issue the debt securities in fully registered form without coupons

      o a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions

      o a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges

INDENTURE, SECTION 3.1

      Unless we state otherwise in the prospectus supplement, we will issue the debt securities in fully registered form in denominations of $1,000 or in any larger amount equally divisible by $1,000. INDENTURE, SECTION 3.2

      Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place and designate one or more additional places for registration of transfer and exchange but we are required to maintain an office or agency in New York, New York for that purpose.

      We are not required to execute or to provide for the registration of transfer or exchange of any debt security

      o during a period of 15 days prior to giving any notice of redemption with respect to that debt security, or

      o that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

INDENTURE, SECTIONS 3.6 AND 4.2

      We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests. The global notes will be registered in the name of the depository and the depository will be considered the sole owner of the debt securities represented by the global notes for all purposes of the indenture.

      We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. INDENTURE, SECTIONS
2.4 AND 3.1

      PAYMENT OF INTEREST. Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. INDENTURE, SECTION 3.8

      Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. INDENTURE, SECTION 4.2

      If we deposit money with the paying agent to pay any amounts due on the debt securities and the holder does not claim the money within two years, the paying agent will return the money to us and we will be responsible for paying the holder. INDENTURE, SECTION 12.5

      EVENTS OF DEFAULT. The following are events of default with respect to any series of debt securities:

      o failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity and upon redemption, and the time for payment has not been extended or deferred

      o failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

      o failure to make a sinking fund payment when due with respect to debt securities of that series

      o failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, except for a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities, and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series

      o certain events relating to our bankruptcy, insolvency or reorganization

      o any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement

INDENTURE, SECTION 6.1

      An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to notify you of any default known to it within 90 days after the default has occurred. Except in the case of a payment default, the trustee may withhold notice if it considers such withholding to be in the interest of the holders. INDENTURE SECTION 6.11.

      If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of at least 25% in aggregate principal amount of all debt securities outstanding acting as a single class, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of a majority in aggregate principal amount of all debt securities outstanding acting as a single class, upon the conditions provided in the indenture, including the requirement that we have paid all the principal and interest that has become due on that series other than by reason of acceleration, may rescind an acceleration and its consequences with respect to that series.

      If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. INDENTURE, SECTION 6.1.

      The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. INDENTURE, SECTION 6.9

      Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. INDENTURE, SECTION 7.2

      The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. INDENTURE, SECTION 4.6.

      REDEMPTION. We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the applicable prospectus supplement. In order to exercise our right to redeem a debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by lot or by another method described in the applicable prospectus supplement. INDENTURE, ARTICLE FOURTEEN

      CONSOLIDATION, MERGER OR SALE. The indenture provides that we will not consolidate with, merge with or into any person, or sell, all or substantially all of our assets, unless:

      o the successor corporation, if we are not the survivor, expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture,

      o immediately before and after giving effect to the transaction, no event of default shall have occurred and be continuing, and

      o we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture.

INDENTURE, ARTICLE ELEVEN

      MODIFICATION OF INDENTURE. We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters that do not materially adversely affect the holders of any debt securities. INDENTURE, SECTION 10.1

      In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification, voting as one class. INDENTURE, SECTION 10.2

      No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

      o     change the stated maturity of any debt security

      o reduce the principal amount of or the amount of any premium on, or reduce the rate of interest on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts, reduce the amount payable on redemption, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

      o impair the right to institute suit for the enforcement of any payment with respect to any debt security

      o reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences

      o     subordinate any debt securities to any other of our indebtedness

INDENTURE, SECTION 10.2

      WAIVER. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except if certain defaults relate to all series of outstanding debt securities, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities voting as one class may waive the default. Payment and bankruptcy defaults and defaults with respect to a provision that cannot be modified or amended without the consent of the holder of each debt security affected may not be waived in this manner. INDENTURE, SECTION 6.10

      DEFEASANCE. Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

      o     we have irrevocably deposited with the trustee, in trust,

            o sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, or

            o an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, and

      o we have paid all other sums payable with respect to the debt securities of that series.

      Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. INDENTURE, SECTION 12.1 AND 12.3

      CONCERNING THE TRUSTEE. We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

               DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS

      We may issue purchase contracts, including contracts obligating holders to purchase and us to sell a specified number of shares of our common stock at a future date or dates. The price per share of our common stock and the number of shares of our common stock may be fixed at the time the purchase contracts are issued or may be determined through a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as a part of units. A unit may consist of a purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, that may secure the holders' obligations to purchase our common stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the unit holders or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

      The prospectus supplement relating to any particular offered purchase contracts and/or units will describe the specific terms of the purchase contracts and/or units, which may be in addition to or different from the general terms summarized above in this section. When evaluating the purchase contracts and/or units, you should read the specific description in the prospectus supplement, including material United States federal income tax considerations applicable to the purchase contracts and/or units. In addition, the forms of the purchase contracts and the units will be filed as exhibits to or incorporated by reference in the registration statement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                TWELVE MONTHS
                                          TWELVE MONTHS ENDED DECEMBER 31,   ENDED SEPTEMBER 30,
                                          --------------------------------   -------------------
                                          1996   1997   1998   1999   2000            2001
                                          ----   ----   ----   ----   ----            ----
Ratio of Earnings to Fixed Charges ....   2.90   2.86   2.85   2.89   3.82            3.39
Supplemental Ratio of Earnings to Fixed
     Charges(1) .......................   2.83   2.80   2.79   2.83   3.72            3.34

----------
(1) Includes fixed charges related to the guaranty of the American Falls Reservoir District bonds and of the Milner Dam Inc. notes.

                                 USE OF PROCEEDS

      Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

      o     to invest in, or make loans to, our subsidiaries

      o     to repay other indebtedness

      o     to pay for acquisitions

If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

                              PLAN OF DISTRIBUTION

      We may sell the securities:

      o     through underwriters or dealers

      o     through agents

      o     directly to a limited number of purchasers or to a single purchaser

      THROUGH UNDERWRITERS OR DEALERS. If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

      If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      THROUGH AGENTS. We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

      DIRECTLY. We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

      GENERAL INFORMATION.

      The prospectus supplement will state:

      o     the names of any underwriters, dealers or agents

      o     the terms of the securities offered

      o the purchase price of the securities and the proceeds we will receive from the sale

      o     any initial public offering price

      o any underwriting discounts and other items constituting underwriters' compensation

      o     any discounts or concessions allowed or reallowed or paid to dealers

      We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

      We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the Securities and Exchange Commission listed below:

PUBLIC REFERENCE FACILITIES         REGIONAL OFFICE           REGIONAL OFFICE
---------------------------         ---------------           ---------------

450 Fifth Street, N.W.         175 W. Jackson Boulevard   The Woolworth Building
Washington, DC  20549          Suite 900                  233 Broadway
                               Chicago, IL 60604          New York, NY  10279

      You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

      This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information in, or exhibits to, the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

      o     Annual Report on Form 10-K for the year ended December 31, 2000.

      o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as amended by Form 10-Q/A dated December 4, 2001.

      o     Current Reports on Form 8-K dated August 10, 2001 and December 4,
            2001.

      o Description of our common stock contained in the registration statement on Form 8-A, dated October 20, 1999.

      o Description of our preferred share purchase rights, contained in the registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999.

      o All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

      We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of any of these documents at no cost, by written or oral request to us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200

                                 LEGAL OPINIONS

      LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, and Robert W. Stahman, Vice President, General Counsel and Secretary for IDACORP, Inc., will pass upon the legality of the securities for us. Sullivan & Cromwell, New York, New York, will pass upon the validity of the securities for any underwriter, dealer or agent. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Sullivan & Cromwell may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Stahman. As of February 1, 2002, Mr. Stahman owned 14,256 shares of our common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from IDACORP's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended March 31, 2001 and 2000, June 30, 2001 and 2000 and September 30, 2001 and 2000, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports, included in IDACORP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                        -------------------------------

================================================================================

                                  IDACORP, INC.

                               -------------------

                                  COMMON STOCK
                             SENIOR DEBT SECURITIES
                               PURCHASE CONTRACTS
                                      UNITS

                               -------------------

                                  -------------

                                   PROSPECTUS

                                  -------------

                                     , 2002

================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE OFFERING TO SELL SECURITIES AND SEEKING OFFERS TO BUY SECURITIES ONLY IN STATES WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ABOUT IDACORP..................................................................2

FORWARD-LOOKING INFORMATION....................................................2

DESCRIPTION OF COMMON STOCK....................................................3

DESCRIPTION OF THE SENIOR DEBT SECURITIES......................................7

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS.. ........................13

RATIOS OF EARNINGS TO FIXED CHARGES...........................................13

USE OF PROCEEDS...............................................................14

PLAN OF DISTRIBUTION..........................................................14

WHERE YOU CAN FIND MORE INFORMATION...........................................15

INFORMATION INCORPORATED BY REFERENCE.........................................15

LEGAL OPINIONS................................................................16

EXPERTS.......................................................................16

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

      Registration fee .............................   $ 46,000
      Accountants' fees* ...........................     60,000
      Printing and engraving fees* .................    100,000
      Legal fees* ..................................    200,000
      Trustee's fees*(1) ...........................     30,000
      Rating Agency fees*(1) .......................     50,000
      Blue Sky fees and expenses* ..................     10,000
      Other* .......................................      4,000
                                                       --------
                          Total* ...................   $500,000
                                                       ========

----------
*     Estimated

(1)   Required only if securities are issued as debt securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 30-1-850 ET SEQ. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

      Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

      Pursuant to underwriting agreements filed or to be filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters may agree to indemnify each officer and director of IDACORP and each person, if any, who controls IDACORP within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable. Agency agreements may contain similar agreements.

      IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

ITEM 16. EXHIBITS.

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

1.1                                        -- The Underwriting Agreement for
                                              Debt Securities and any selling
                                              agency or distribution agreement
                                              with any agent will be filed as an
                                              exhibit to a Current Report on
                                              Form 8-K and incorporated herein
                                              by reference.

1.2                                        -- The Underwriting Agreement for
                                              Common Stock will be filed as an
                                              exhibit to a Current Report on
                                              Form 8-K and incorporated herein
                                              by reference.

1.3                                        -- The Underwriting Agreement for the
                                              Units will be filed as an exhibit
                                              to a Current Report on Form 8-K
                                              and incorporated herein by
                                              reference.

*2        333-48031          2             -- Agreement and Plan of Exchange
                                              between IDACORP, Inc. and Idaho
                                              Power Company, dated as of
                                              February 2, 1998.

*4.1      333-64737          3.1           -- Articles of Incorporation of
                                              IDACORP, Inc.

*4.2      333-64737          3.2           -- Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.
                                              as filed with the Secretary of
                                              State of Idaho on March 9, 1998.

*4.3      333-00139          3(b)          -- Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.
                                              creating A Series Preferred Stock,
                                              without par value, as filed with
                                              the Secretary of State of Idaho on
                                              September 17, 1998.

*4.4      33-56071           3(d)          -- Articles of Share Exchange, as
                                              filed with the Secretary of State
                                              of Idaho on September 29, 1998.

*4.5      1-14465  [Form     3(h)          -- Amended By-laws of IDACORP, Inc.,
          10-Q for the                        as of July 8, 1999
          Quarter ended
          June 30, 1999]

*4.6      1-14465  [Form                   -- Rights Agreement, dated as of
          8-K dated                           September 10, 1998 between
          September 15,                       IDACORP, Inc. and Wells Fargo
          1998]                               Bank as successor to The Bank
                                              of New York, as Rights Agent.

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

*4.7      1-14465 [Form      4.1           -- Indenture for Senior Debt
          8-K dated                           Securities dated as of February 1,
          February 28,                        2001, between IDACORP, Inc. and
          2001]                               Bankers Trust Company, as Trustee.


*4.8      1-14465 [Form      4.2              First Supplemental Indenture dated
          8-K dated                           as of February 1, 2001 to
          February 28,                        Indenture for Senior Debt
          2001]                               Securities dated as of February 1,
                                              2001, between IDACORP, Inc. and
                                              Bankers Trust Company, as Trustee

4.9                                        -- Form of Supplemental Indenture
                                              relating to the Senior Debt
                                              Securities (including form of
                                              Senior Debt Security)

4.10                                       -- The Purchase Contract Agreement
                                              will be filed as an exhibit to a
                                              Current Report on 8-K and
                                              incorporated herein by reference.

5.1                                        -- Opinion and consent of Robert W.
                                              Stahman, Esq.

5.2                                        -- Opinion and consent of LeBoeuf,
                                              Lamb, Greene & MacRae, L.L.P.

*12.1     1-14465 [Form      12            -- Computation of IDACORP, Inc.
          10-Q for the                        Ratios of Earnings to Fixed
          Quarter ended                       Charges.
          September 30,
          2001]

*12.2     1-14465 [Form      12(a)         -- Computation of IDACORP, Inc.
          10-Q for the                        Supplemental Ratios of Earnings to
          Quarter ended                       Fixed Charges.
          September 30,
          2001]


15                                         -- Letter from Deloitte & Touche LLP
                                              regarding unaudited interim
                                              financial information.

23                                         -- Consent of Deloitte & Touche LLP.

24                                         -- Power of Attorney (included on the
                                              signature page hereof).

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

25.1                                       -- Form T-1, Statement of Eligibility
                                              under the Trust Indenture Act of
                                              1939 of Bankers Trust Company,
                                              Trustee, under the Indenture for
                                              Senior Debt Securities pursuant to
                                              which the Senior Debt Securities
                                              may be issued.

----------
*     Previously Filed and Incorporated Herein By Reference.

ITEM 17. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 25th day of February, 2002.

                                        IDACORP, INC.


                                        By /s/ JAN B. PACKWOOD
                                        ----------------------------------------
                                        Jan B. Packwood
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated.

SIGNATURE                        TITLE                         DATE
---------                        -----                         ----


 /s/ JON H. MILLER               Chairman of the Board         February 25, 2002
-------------------------------
             (Jon H. Miller)


 /s/ JAN B. PACKWOOD             President, Chief Executive    February 25, 2002
-------------------------------  Officer and Director
            (Jan B. Packwood)


 /s/ J. LAMONT KEEN              Senior Vice President--       February 25, 2002
-------------------------------  Administration and
            (J. LaMont Keen)     Chief Financial Officer
                                 (Principal Financial
                                 Officer)


 /s/ DARREL T. ANDERSON          Vice President--Finance      February 25, 2002
-------------------------------  and Treasurer (Principal
          (Darrel T. Anderson)   Accounting Officer)

 /s/ ROTCHFORD L. BARKER         Director                      February 25, 2002
-------------------------------
          (Rotchford L. Barker)


 /s/                             Director
-------------------------------
           (Roger L Breezley)


 /s/ JOHN B. CARLEY              Director                      February 25, 2002
-------------------------------
            (John B. Carley)


 /s/ JACK K. LEMLEY              Director                      February 25, 2002
-------------------------------
            (Jack K. Lemley)


 /s/ EVELYN LOVELESS             Director                      February 25, 2002
-------------------------------
            (Evelyn Loveless)


/s/ GARY G. MICHAEL              Director                      February 25, 2002
-------------------------------
            (Gary G. Michael)


 /s/ PETER S. O'NEILL            Director                      February 25, 2002
-------------------------------
           (Peter S. O'Neill)


 /s/ ROBERT A. TINSTMAN          Director                      February 25, 2002
-------------------------------
          (Robert A. Tinstman)

                                  EXHIBIT INDEX

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

1.1                                        -- The Underwriting Agreement for
                                              Debt Securities and any selling
                                              agency or distribution agreement
                                              with any agent will be filed as an
                                              exhibit to a Current Report on
                                              Form 8-K and incorporated herein
                                              by reference.

1.2                                        -- The Underwriting Agreement for
                                              Common Stock will be filed as an
                                              exhibit to a Current Report on
                                              Form 8-K and incorporated herein
                                              by reference.

1.3                                        -- The Underwriting Agreement for the
                                              Units will be filed as an exhibit
                                              to a Current Report on Form 8-K
                                              and incorporated herein by
                                              reference.

*2        333-48031          2             -- Agreement and Plan of Exchange
                                              between IDACORP, Inc. and Idaho
                                              Power Company, dated as of
                                              February 2, 1998.

*4.1      333-64737          3.1           -- Articles of Incorporation of
                                              IDACORP, Inc.

*4.2      333-64737          3.2           -- Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.
                                              as filed with the Secretary of
                                              State of Idaho on March 9, 1998.

*4.3      333-00139          3(b)          -- Articles of Amendment to Articles
                                              of Incorporation of IDACORP, Inc.
                                              creating A Series Preferred Stock,
                                              without par value, as filed with
                                              the Secretary of State of Idaho on
                                              September 17, 1998.

*4.4      33-56071           3(d)          -- Articles of Share Exchange, as
                                              filed with the Secretary of State
                                              of Idaho on September 29, 1998.

*4.5      1-14465  [Form     3(h)          -- Amended By-laws of IDACORP, Inc.,
          10-Q for the                        as of July 8, 1999
          Quarter ended
          June 30, 1999]

*4.6      1-14465  [Form                   -- Rights Agreement, dated as of
          8-K dated                           September 10, 1998 between
          September 15,                       IDACORP, Inc. and Wells Fargo
          1998]                               Bank as successor to The Bank
                                              of New York, as Rights Agent.

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

*4.7      1-14465 [Form      4.1           -- Indenture for Senior Debt
          8-K dated                           Securities dated as of February 1,
          February 28,                        2001, between IDACORP, Inc. and
          2001]                               Bankers Trust Company, as Trustee.


*4.8      1-14465 [Form      4.2              First Supplemental Indenture dated
          8-K dated                           as of February 1, 2001 to
          February 28,                        Indenture for Senior Debt
          2001]                               Securities dated as of February 1,
                                              2001, between IDACORP, Inc. and
                                              Bankers Trust Company, as Trustee

4.9                                        -- Form of Supplemental Indenture
                                              relating to the Senior Debt
                                              Securities (including form of
                                              Senior Debt Security)

4.10                                       -- The Purchase Contract Agreement
                                              will be filed as an exhibit to a
                                              Current Report on 8-K and
                                              incorporated herein by reference.

5.1                                        -- Opinion and consent of Robert W.
                                              Stahman, Esq.

5.2                                        -- Opinion and consent of LeBoeuf,
                                              Lamb, Greene & MacRae, L.L.P.

*12.1     1-14465 [Form      12            -- Computation of IDACORP, Inc.
          10-Q for the                        Ratios of Earnings to Fixed
          Quarter ended                       Charges.
          September 30,
          2001]

*12.2     1-14465 [Form      12(a)         -- Computation of IDACORP, Inc.
          10-Q for the                        Supplemental Ratios of Earnings to
          Quarter ended                       Fixed Charges.
          September 30,
          2001]


15                                         -- Letter from Deloitte & Touche LLP
                                              regarding unaudited interim
                                              financial information.

23                                         -- Consent of Deloitte & Touche LLP.

EXHIBIT   FILE
NUMBER    NUMBER             AS EXHIBIT
------    ------             ----------

24                                         -- Power of Attorney (included on the
                                              signature page hereof).

25.1                                       -- Form T-1, Statement of Eligibility
                                              under the Trust Indenture Act of
                                              1939 of Bankers Trust Company,
                                              Trustee, under the Indenture for
                                              Senior Debt Securities pursuant to
                                              which the Senior Debt Securities
                                              may be issued.
------------------
*    Previously Filed and Incorporated Herein By Reference.